                                                                      Exhibit 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



         The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 2002 and 2001.


                                                                                         Three Months Ended
                                                                                              March 31
                                                                                  --------------------------------
                                                                                       2002              2001
                                                                                  ---------------  ---------------
Basic Earnings Per Share
   Net Income...................................................................  $       650,829  $        604,102
                                                                                  ===============  ================
   Earnings on common shares....................................................  $       650,829  $        604,102
                                                                                  ===============  ================
   Weighted average common shares outstanding - basic...........................        2,929,292         2,857,248
                                                                                  ===============  ================
   Basic earnings per common share..............................................  $          0.22  $          0.21
                                                                                  ===============  ===============

Diluted Earnings Per Share
   Net Income...................................................................  $       650,829  $        604,102
                                                                                  ===============  ================
   Weighted average common shares outstanding - diluted.........................        3,202,938         3,108,480
                                                                                  ===============  ================
   Diluted earnings per common share............................................  $          0.20  $          0.19
                                                                                  ===============  ===============
